UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )

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☐	Soliciting Material Pursuant to §240.14a-12

SCIO DIAMOND TECHNOLOGY CORPORATION
(Name of Registrant as Specified In Its Charter)

_________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 6, 2014

Dear Stockholder:

On behalf of the Board of Directors, I am pleased to invite you to join us for the 2014 Annual Meeting of Stockholders of Scio Diamond Technology Corporation on October 29, 2014.  The meeting will be held at 4:00 p.m., Eastern time, at the Triple Tree Aerodrome, 330 Mary Hanna Road, Woodruff, SC 29833.

This year you will be asked to vote on the following proposals:

1.	To elect seven directors to the Board of Directors to serve for a one-year term expiring at the 2015 annual stockholder meeting;

2.	To approve the amendment and restatement of the Company’s Bylaws;

3.	To approve, on an advisory basis, the compensation of our named executive officers;

4.	To approve, on an advisory basis, the frequency of holding a future advisory vote on executive compensation; and

5.	To ratify the appointment of Cherry Bekaert LLP as our independent registered public accountant for the fiscal year ending March 31, 2015.

The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 5, and a vote of “every year” for proposal 4.  These proposals are described in the attached Proxy Statement, which you are encouraged to read fully.  We will also consider any additional business that may be properly brought before the annual meeting.

The Board of Directors has fixed September 29, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.  Only holders of record of shares of common stock of the Company at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting.  At the close of business on the record date, the Company had 51,154,312 shares of common stock outstanding and entitled to vote.

Your vote is important and it is important that your shares be represented at the annual meeting.  To ensure that your shares are represented at the annual meeting, whether or not you plan to attend, please vote by proxy by completing, signing, dating, and returning the enclosed proxy card in the envelope provided, or by fax or email.

Stockholders of record who attend the annual meeting may revoke their proxies and vote in person at the annual meeting, if they wish to do so.  We appreciate your continued support.

Sincerely,

Bernard M. McPheely
Chairman of the Board of Directors

SCIO DIAMOND TECHNOLOGY CORPORATION
411 University Ridge, Suite D
Greenville, SC 29601

Notice of Annual Meeting of Stockholders

Dear Fellow Stockholder:

We cordially invite you to attend the 2014 Annual Meeting of Stockholders of Scio Diamond Technology Corporation.  At the meeting, we will review our performance and answer your questions.  We look forward to discussing both our accomplishments and our future plans with you.  We hope that you can attend the meeting and look forward to seeing you there.

This letter serves as your official notice that we will hold the meeting at 4:00 p.m., Eastern time, on October 29, 2014, at the Triple Tree Aerodrome, 330 Mary Hanna Road, Woodruff, SC 29833 for the following purposes:

1.	To elect seven directors to the Board of Directors to serve for a one-year term expiring at the 2015 annual stockholder meeting;

2.	To approve the amendment and restatement of the Company’s Bylaws;

3.	To approve, on an advisory basis, the compensation of our named executive officers;

4.	To approve, on an advisory basis, the frequency of holding a future advisory vote on executive compensation; and

5.	To ratify the appointment of Cherry Bekaert LLP as our independent registered public accountant for the fiscal year ending March 31, 2015.

Stockholders owning our common stock at the close of business on September 29, 2014 are entitled to attend and vote at the annual meeting.  A complete list of these stockholders will be available at the Company’s offices prior to the meeting.  If your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares in order to vote at our annual meeting.

Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting.  Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

By order of the Board of Directors,

Gerald McGuire
Chief Executive Officer

SCIO DIAMOND TECHNOLOGY CORPORATION
 Principal Executive Office: 411 University Ridge, Suite D
Greenville, SC 29601

Proxy Statement for Annual Meeting of Stockholders
to be Held on October 29, 2014

We are furnishing this Proxy Statement to stockholders (“Stockholders”) of record of Scio Diamond Technology Corporation (“Scio” or the “Company”) in connection with the solicitation of proxies for use at the 2014 annual meeting of stockholders to be held at the Triple Tree Aerodrome, 330 Mary Hanna Road, Woodruff, SC 29833, on Wednesday, October 29, 2014, at 4:00 p.m. Eastern time, and at any adjournments or postponements thereof (the “Annual Meeting”).

The Notice of Annual Meeting of Stockholders, this Proxy Statement, the accompanying proxy card, and an Annual Report to Stockholders for the fiscal year ended March 31, 2014 (the “Annual Report”) containing financial statements and other information of interest to Stockholders are expected to be first mailed to Stockholders on or about October 6, 2014.

At the Annual Meeting, the Stockholders will be asked to:

1.	Elect seven directors to the Board of Directors (the “Board”) to serve for a one-year term expiring at the 2015 annual meeting of the Stockholders;

2.	Approve the amendment and restatement of the Company’s Bylaws;

3.	Approve, on an advisory basis, the compensation of our named executive officers;

4.	Approve, on an advisory basis, the frequency of holding a future advisory vote on executive compensation; and

5.	Ratify the appointment of Cherry Bekaert LLP as our independent registered public accountant for the fiscal year ending March 31, 2015.

Recommendations of Our Board of Directors

Our Board recommends that you vote your shares as follows:

FOR the election of our seven director nominees to the Board to serve for a one-year term expiring at the 2015 annual meeting of the Stockholders;

FOR the approval of the amendment and restatement of the Company’s Bylaws;

FOR the approval, on an advisory basis, of the compensation of our named executive officers;

FOR the approval, on an advisory basis, of the option of “every year” for holding a future advisory vote on executive compensation; and

FOR the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accountant for the fiscal year ending March 31, 2015.

Throughout this Proxy Statement, “Fiscal 2013,” “Fiscal 2014” and “Fiscal 2015” represent the fiscal years ended March 31, 2013, March 31, 2014 and March 31, 2015, respectively.

Persons Making the Solicitation

We, on behalf of the Board, are soliciting proxies in connection with the Annual Meeting.  The Company will bear the costs of the solicitation.  In addition to the solicitation of proxies by mail, proxies may also be solicited by our directors, officers, and employees in person or by telephone, e-mail or fax, for which they will receive no additional compensation.  We will also reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to Stockholders.

VOTING INFORMATION
Stockholders of record of the Company’s common stock, par value $.001 per share (“Common Stock”), at the close of business on September 29, 2014 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.  On the Record Date, 51,154,312 shares of Common Stock were outstanding and entitled to vote.  Each outstanding share of Common Stock entitles the holder thereof to one vote on each matter submitted to the Stockholders for a vote.  Pursuant to the Company’s Bylaws two Stockholders must be represented at the meeting, either in person or by proxy, to constitute a quorum.  There must be a quorum for the Annual Meeting to be held.

Some of our Stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name.  If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the Stockholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting.  However, since you are not the Stockholder of record, you may not vote those shares in person at the meeting unless you obtain a signed proxy from the Stockholder of record giving you the right to vote the shares.  Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purpose of establishing a quorum.  Therefore, valid proxies which are marked “Abstain” or “Withhold” or as to which no vote is marked, including broker non-votes (described below), will be included in determining the number of votes present or represented at the Annual Meeting.

Vote Required
Assuming that a quorum is present:

•
With respect to Proposal No. 1, the directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  This means that the individuals who receive the highest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting.

•
With respect to Proposal Nos. 2, 3 and 5, each proposal will be approved if the number of shares of Common Stock voted in favor of the respective matter exceed the number of shares of Common Stock voted against that matter.  If a Stockholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the approval of the amendment and restatement of the Company’s Bylaws, “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, and “FOR” the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accountant for Fiscal 2015.  We will not count abstentions, broker non-votes or the failure to return a signed proxy as either for or against this proposal, so abstentions, broker non-votes and, assuming a quorum is present, the failure to return a signed proxy, have no impact on Proposal Nos. 2, 3 and 5.  With respect to Proposal No. 3, the vote on the compensation of our named executive officers is advisory and non-binding.

•
With respect to Proposal No. 4, the vote on the frequency of holding a future advisory vote on executive compensation is advisory and non-binding; if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Stockholders.  Shares represented by proxies that are marked “ABSTAIN” and shares which are not voted, including broker non-votes, will be excluded entirely from the vote and will have no effect on the outcome of this vote because the Stockholders’ recommendation with respect to Proposal No. 4 is determined by a plurality vote.

Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business.  The Company intends to count broker non‑votes as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business.

Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members.  Proposals that brokers do not vote on are referred to as “broker non-votes.”  A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.  In addition, if a Stockholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

Voting Procedures
Ensure that your shares can be voted at the Annual Meeting by submitting your Proxy Card, or contacting your broker, bank, or other nominee.

Voting By Mail.  If you are a beneficial owner, you may vote by mail by signing and dating your Proxy Card or voting instruction card provided by your broker, bank, or other nominee and mailing it in the postage-prepaid envelope provided.  If you provide specific voting instructions, your shares will be voted as you instruct.

Voting Via Email or Fax.  If your shares are registered in your name, you may vote by email or fax by signing and dating your Proxy Card and scanning (both sides) and emailing it to Rico@empirestock.com or faxing it (both sides) to (702) 818-5898.  If you provide specific voting instructions, your shares will be voted as you instruct.

If your shares are held in the name of a bank, broker, or other nominee, please follow the instructions on the voting instruction form furnished by such bank, broker, or other nominee in order to vote your shares.  Please note that if your shares are held in the name of a bank, broker, or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder prior to the meeting and bring the proxy to the meeting.

If your shares are registered in your name, submit your proxy as soon as possible by signing, dating, and returning the Proxy Card, so that your shares can be voted at the Annual Meeting.

Revocability of Proxy
A proxy may be revoked by a Stockholder prior to voting at the Annual Meeting by written notice to the Corporate Secretary of the Company at Scio Diamond Technology Corporation, 411 University Ridge, Suite D, Greenville, SC 29601, by submission of another proxy bearing a later date, or by voting in person at the Annual Meeting.  Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company.  The mere presence at the Annual Meeting of a Stockholder who has appointed a proxy will not revoke the prior appointment.

If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the Stockholder or, if no instructions are indicated, will be voted “FOR” the election of our seven director nominees to the Board to serve for a one-year term expiring at the 2015 annual Stockholder meeting, “FOR” the approval of the amendment and restatement of the Company’s Bylaws, “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, “FOR” the option of “every year” for future advisory votes on executive compensation, and “FOR” the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accountant for Fiscal 2015, and, as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy.

Delivery of Proxy Materials and Annual Report to Households
Stockholders who share the same last name and address may receive only one copy of this Proxy Statement unless we receive contrary instructions from any Stockholder at that address.  This is referred to as “householding.”  If you prefer to receive multiple copies of this Proxy Statement at the same address, additional copies will be provided to you promptly upon written or oral request, and if you are receiving multiple copies of this Proxy Statement, you may request that you receive only one copy.  Please address requests for additional copies or fewer copies of proxy statements to Investor Relations at Scio Diamond Technology Corporation, 411 University Ridge, Suite D, Greenville, SC 29601, Attention: Investor Relations, or by telephone at (864) 751-4880.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON OCTOBER 29, 2014
You may obtain copies of our public filings, including this Proxy Statement, our 2014 Annual Report on Form 10-K, and the form of proxy relating to the Annual Meeting, without charge from our website at  www.sciodiamond.com under “Investor Relations – SEC Filings,” or from the Securities and Exchange Commission’s (the “SEC’s”) website at www.sec.gov.  You also may request a copy of these materials, without charge, by sending an e-mail to investorrelations@sciodiamond.com.  Please make your request no later than October 21, 2014 to facilitate timely delivery.  If you do not request materials pursuant to the foregoing procedures, you will not otherwise receive an e-mail or electronic copy of the materials.  For meeting directions please call (864) 751-4880.

CORPORATE GOVERNANCE
The Board currently consists of seven members, as determined in accordance with our Bylaws and the Settlement Agreement (see the section titled “Committees of the Board of Directors—Nominating Committee” beginning on p. 8).  The names of the nominees being presented for consideration by the Stockholders (all of whom are incumbent directors), their ages, the years in which they became directors of the Company, and certain other information about them are set forth on the following pages.  Proxies cannot be voted for a greater number of persons than the seven nominees.  None of the corporations or other organizations referred to on the following pages with which a director or nominee for director has been employed or otherwise associated is currently a parent, subsidiary, or other affiliate of the Company.

Nominees for Election to the Board of Directors
The nominees for directors at the Annual Meeting are as follows:

James A. Korn Age 57
James Korn is a non-executive director of the Company and was appointed to the Board on May 27, 2014.  Mr. Korn currently serves as the Chief Executive Officer of Temp-Air, Inc., a leading manufacturer of temporary industrial and commercial HVAC equipment. Prior to Temp-Air, Mr. Korn was the Chief Legal Officer of Deephaven Capital Management, a $4 billion dollar multi-strategy hedge fund in Minneapolis, Minnesota.  As an attorney in private practice at Fredrikson & Byron, a 260-attorney law firm based in Minneapolis, Mr. Korn developed extensive experience in both mergers and acquisitions and in corporate finance.  Mr. Korn received his B.A. in economics, magna cum laude, from Providence College and his J.D., cum laude, from the University of Minnesota Law School.  Mr. Korn has served as CEO of Temp-Air, Inc. since 2007. Mr. Korn’s managing experience in the manufacturing sector and legal experience led us to the conclusion that he should serve as a director of the Company.

Karl V. Leaverton Age 58
Karl Leaverton is a non-executive director of the Company and was appointed to the Board on June 23, 2014. Most recently, from April 2012 to July 12, 2013 when it was sold, Mr. Leaverton was the President/Chief Executive Officer and a director of Seattle Northwest Securities Corporation, a broker-dealer specializing in public finance investment banking, sales and trading of fixed income and asset management (acquired by Piper Jaffray in July, 2013). Karl has been the Chairman of SNW Asset Management Corporation since July 2012, a fixed income portfolio manager with about $2.5 billion in assets under management. He has also been the principal of Blakely Management Company LLC from 1993 to present, providing business and management consulting for various companies and disciplines. Mr. Leaverton is the former President of the Private Client Group of RBC Wealth Management (January 2006 to April 2009), with management responsibility for more than 2,300 advisors and assets under administration in excess of $200 billion in assets. Karl has more than 30 years of financial services experience. He earned a BS in Chemical Environmental Science from the University of Puget Sound and completed the course work for a BA in Economics. He earned a Master of Science degree in Infrastructure Management from Stanford University. Mr. Leaverton’s business acumen and experience in finance led us to the conclusion that he should serve as a director of the Company.

Bruce M. Likly Age 50
Bruce Likly serves as non-executive vice-chairman of the Board and was appointed to the Board on June 16, 2014.  Mr. Likly brings more than 25 years of technology, communications and management experience to Scio. Having begun his career at IBM and worked to help grow Sun Microsystems from $1 Billion in sales to more than $10 Billion, Mr. Likly has spent the last decade as Principal at Kovak-Likly Communications where his team helps companies develop and implement strategic sales, marketing and communications plans. This work previously included assisting Apollo Diamond, the company whose assets Scio Diamond Technology Corporation acquired in 2011. Mr. Likly’s marketing and business experience in growing companies led us to the conclusion that he should serve as a director of the Company.

Gerald A. McGuire Age 53
Gerald McGuire is the President, Chief Executive Officer and a director of the Company and was appointed to the Board on May 27, 2014.  Mr. McGuire brings over 25 years of semiconductor industry experience to Scio.  The semi-conductor industry is expected to be a strong growth area for Scio in the years ahead.   Mr. McGuire was most recently a Senior Vice President and General Manager of the Low-Voltage and Mid Power Analog Business at Fairchild Semiconductor.  Prior to Fairchild Semiconductor, Mr. McGuire was the VP/GM of the Digital Signal Processing business at Analog Devices.  He spent 23 years at Analog Devices in various technical, marketing and business roles.  His specialties include: product marketing and branding, product development and strategy.  Mr. McGuire has spent his career determining what global customers want and how to deliver it.  From 2007 to 2010,  Mr. McGuire served as Vice President of the Digital Signal Processing Division of Analog Devices, a global  DSP and embedded processor business.  From 2010 to 2013, Mr. McGuire was Senior VP of the Low Voltage and Mid Power Analog Business Unit of Fairchild Semiconductor, a global power semiconductor business.  Mr. McGuire’s past experience in top-level management positions and his business acumen led us to the conclusion that he should serve as a director of the Company.

Bernard M. McPheely Age 62
Bern McPheely serves as non-executive chairman of the Board and was appointed to the Board on June 23, 2014. Mr. McPheely was a member of the Board from August 13, 2012 until Mr. McPheely resigned from the Board on May 13, 2013.  Mr. McPheely recently retired in December 2012 as President of Hartness International after more than 35 years of service.  A leader in total solutions to the packaging industry, Hartness provides equipment globally to more than 100 countries.  From startup and under Bern’s guidance, Hartness was profitable every quarter since 1982. He spearheaded short and long term strategic planning, including four major company-wide transformations to reposition the Hartness value proposition, product portfolio and go-to-market strategy.  Bern negotiated and executed the sale of Hartness to ITW (Illinois Tool Works) and was responsible for shepherding the transition from a family owned business to a public company.  He has also been responsible for successful synergistic acquisitions.  From 2000-2002 Bern was chairman of the PMMI ($6 billion member packaging association) and currently is on the Board of Directors of Dorner Manufacturing Corp. in Hartland Wisconsin.  Bern was honored by Start Magazine as one of the top ten “CEO Visionaries Who Ignite Technology” and has briefed President Clinton and cabinet members on the state of US business.  Bern previously worked with the US Department of Commerce.  A graduate of The Thunderbird Graduate School of International Management, Bern also received his undergraduate degree from Albion College in Albion Michigan.  Mr. McPheely’s past experience as a director of the Company, his business acumen and his potential to connect with investors led us to the conclusion that he should serve as a director of the Company.

Lewis T. Smoak Age 70
Lewis Smoak is a non-executive director of the Company and was appointed to the Board on June 23, 2014.  Mr. Smoak is a founding partner of Ogletree, Deakins, Nash, Smoak & Stewart, which he helped establish in 1977. He has served on the law firm’s Board and Compensation and Pension Committees for more than 45 years during which time the firm grew from 16 to more than 700 attorneys and two offices to 46.    He has extensive experience in the development and implementation of positive labor relations programs for clients in all regions of the country, including compliance with employment, labor, safety, and environmental laws.  He is among the one percent of U.S. lawyers listed in The Best Lawyers in America, and has also been selected by his peers for inclusion in the ABA’s College of Labor and Employment Lawyers, and Chambers USA Leading Lawyers in America. Mr. Smoak is the author of three comprehensive nationwide labor relations studies in the construction industry.  He has served on the Greenville (president) and South Carolina State Chambers of Commerce Board of Directors.  He has served since 2002 as a member of South Carolina BIPEC’s Board and its Executive Committee since 2004.  He served as Chairman of the Board of Supermarket Radio Network and negotiated its sale to Pop Radio and Heritage Media. He currently serves as chairman of the board of Zumur, LLC, a start-up internet search engine for consumer products  He focuses community efforts on early childhood education issues, including service on United Way’s Success by Six Board, and chairing both Greenville County (2001-2003) and the State of South Carolina’s First Steps for School Readiness Board of Trustees (2003-2014).  For his work in early childhood education, he was recognized and received the 2006 Ellis Island Medal of Honor.  Mr. Smoak’s legal expertise as a practicing attorney led us to the conclusion that he should serve as a director of the Company.

Benjamin Wolkowitz Age 69
Ben Wolkowitz is a non-executive director of the Company and was appointed to the Board on June 23, 2014.  Mr. Wolkowitz has had an extensive career in finance and economics. Most recently he headed Madison Financial Technology Partners, a consulting firm that advised technology companies on how to position their products for the financial services industry. Previously he was a Managing Director at Morgan Stanley where he had several assignments in the Fixed Income Division over a sixteen-year career including running their financial futures brokerage operation, and a significant portion of the Fixed Income sales force. He also was the head of Fixed Income Research and prior to retiring, he managed a portfolio of Morgan Stanley invested technology companies. Before the New York phase of his career Mr. Wolkowitz was with the Board of Governors of the Federal Reserve System where he was in charge of Financial Studies, a department in the Division of Research and Statistics responsible for analyzing and advising Governors of the Board on financial markets and financial institutions. Mr. Wolkowitz had previously taught at Tulane University in the economics department and he was also a consultant to the Urban Institute in Washington, D.C.  He has written and lectured extensively on both theoretical and applied topics in economics and finance in addition to co-authoring a book, Bank Capital. Mr. Wolkowitz has a BA cum laude from Queens College and a PhD in economics from Brown University.  Currently he is a Town Council Member, Madison N.J. and a member of the Advisory Board of the Great Swamp Watershed Association. Mr. Wolkowitz’s extensive high-level regulatory experience and connections in the financial industry led us to the conclusion that he should serve as a director of the Company.

Attendance at Board, Committee and Annual Stockholders’ Meetings
During Fiscal 2014 the Board held 15 meetings. All of the directors attended at least 75% of the aggregate of such Board meetings and the meetings of each committee on which they served.

Although we do not have a formal policy regarding attendance by members of the Board at our annual Stockholders’ meetings, directors are encouraged to attend our annual Stockholders’ meeting.

Code of Ethics and Business Conduct
We expect all of our employees to conduct themselves honestly and ethically, particularly in handling actual and apparent conflicts of interest and providing full, accurate, and timely disclosure to the public.

We have adopted a Code of Ethics and Business Conduct that is specifically applicable to our executive officers, including our principal executive officer and our principal financial officer.  A copy of this Code of Ethics and Business Conduct is available without charge to Stockholders upon request to the Company at 411 University Ridge, Suite D, Greenville, SC 29601.  We will disclose any future amendments to, or waivers from, provisions of our Code of Ethics on our website as promptly as practicable, as and to the extent required under and applicable stock market standards and applicable rules and regulations of the SEC.

Board Leadership Structure and Role in Risk Oversight
We are continuing to develop our corporate governance practices and recognize board oversight as an essential component of strong corporate performance.  Our Board has chosen Bern McPheely to serve as the non-executive chairman of the Board. Mr. McPheely has most recently been a director since June 23, 2014, and was a director from August 13, 2012 to May 13, 2013.  Mr. McPheely is considered to be an “independent” director, based upon the independence criteria set forth in the corporate governance listing standards of The NASDAQ Stock Market, and his business experience qualifies Mr. McPheely to guide the Board as its chairman.  We believe it is the chairman’s responsibility to guide the Board as it provides oversight and strategic support to our executive management and that it is the president and chief executive officer’s responsibility to provide leadership and to manage the Company.  In making its decision to have Mr. McPheely serve as chairman of the Board, the Board considered the time and attention that Mr. McGuire is required to devote to managing the day-to-day operations of the Company and the Board’s desire to minimize competing demands for his attention in order to allow Mr. McGuire to focus on his such responsibilities, particularly during the Company’s continued development.  We believe the current Board leadership structure provides oversight and perspective to our business that is independent from executive management.

While the Board oversees the Company’s risk management, management is responsible for the day-to-day risk management processes.   With respect to day-to-day risk management, in its oversight role the Board seeks to satisfy itself that risk management policies and procedures designed and implemented by the Company’s executives are consistent with the Company’s business strategy and risk appetite, that these policies and procedures are functioning as intended, and that the Company has a culture of risk-aware and risk-adjusted decision making.  The Board believes that the CEO and other Company executives are fully engaged in risk management.  The Board believes that it is aware of and focused on the principal risks that underlie its risk oversight, including stockholder litigation, director conflicts of interests, and SEC reporting.

Committees of the Board of Directors
Audit Committee
The Company does not have an audit committee or an audit committee financial expert (as defined in Item 407 of Regulation S-K) serving on the Board.  During Fiscal 2014, the members of the Board lacked sufficient financial expertise for overseeing financial reporting responsibilities and the Board did not have an audit committee financial expert (as defined in Item 407 of Regulation S-K).  However, the Company intends to establish an audit committee during Fiscal 2015 shortly following the Annual Meeting.  Because the Company does not have an audit committee, the entire Board reviewed and discussed the audited financial statements with management, discussed with the Company’s independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, and received the written disclosures and the letter from the Company’s independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the Company’s independent accountant’s communications with the Board concerning independence, and also discussed with the Company’s independent accountant the independence of the Company’s independent accountant.

Compensation Committee
The Company currently does not have a compensation committee of the Board.  As an early stage company with limited personnel, the Board believes that the Company did not require such a committee.  However, the Company intends to establish a compensation committee during Fiscal 2015 shortly following the Annual Meeting.  The Board as a whole determines executive compensation.  Decisions concerning the compensation structure of the Chief Executive Officer and the Chief Financial Officer are approved by the Board as a whole.  The Board as a whole is responsible for administering the Company’s compensation plans, including the Scio Diamond Technology Corp. 2012 Share Incentive Plan (the “2012 Share Incentive Plan”).

Executive Committee
During Fiscal 2014, the Executive Committee, which was dissolved in September 2014, was composed of Edward Adams, Joseph Lancia and Michael Monahan.  The executive committee had the power, with certain exceptions, to exercise the authority of the Board in the management of the affairs and property of the Company.

Nominating Committee
Currently, the Company does not have a separate nominating committee and to date it does not believe that the Company, as an early stage company with limited personnel, requires such a committee.  However, as the Company grows it may consider establishing a separate nominating committee.  As such, currently the Board as a whole is in charge of identifying and appointing appropriate persons to serve on the Board when necessary.  Directors recommended for election at the Annual Meeting were selected pursuant to a settlement agreement, dated June 23, 2014 (the “Settlement Agreement”), by and among Edward S. Adams, Michael R. Monahan, Gerald McGuire, James Korn, Bruce Likly, Theodorus Strous, and Robert C. Linares, their present and past affiliates, such as Apollo Diamond, Inc., Apollo Diamond Gemstone Corporation, Adams Monahan LLP, Focus Capital Group, Inc. and Oak Ridge Financial Services Group, Inc., family members and spouses (the “Adams Group”), and Thomas P. Hartness, Kristoffer Mack, Paul Rapello, Glen R. Bailey, Marsha C. Bailey, Kenneth L. Smith, Bernard M. McPheely, James Carroll, Robert M. Daisley, Ben Wolkowitz, Craig Brown, Ronnie Kobrovsky, Lewis Smoak, Brian McPheely, Mark P. Sennott, the Sennott Family Charitable Trust, and their affiliates (the “Save Scio Group”), pursuant to which the Company agreed to set the size of the Board at seven, and to nominate each of Messrs. McPheely, Korn, Leaverton, Likly, McGuire, Smoak and Wolkowitz for election to the Board at the Annual Meeting.  The Company has also agreed, pursuant to the Settlement Agreement, that through June 23, 2017 the Company will nominate two director nominees of the Adams Group, four nominees of the Save Scio Group, and the Chief Executive Officer of the Company as an ex officio nominee, for election by the Stockholders at any Stockholder meeting.

The Board also considers whether to expand the size of the Board and recommend to the Stockholders the election of individuals to serve as directors whose nominations have been recommended by Stockholders.  Any Stockholder may recommend the nomination of any person to serve on the Board.

The Board has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees.  In determining whether to recommend an individual for election to the Board, the Board considers and discusses diversity, among other factors, with a view towards the needs of the Board as a whole.  The Board generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities or attributes that contribute to Board heterogeneity, when identifying and recommending individuals for election to the Board.  The Board believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Board’s goal of creating a Board that best serves the needs of the Company and the interest of its Stockholders.

The Board has performed a review of the experiences, qualifications, attributes and skills of the Board’s current membership and believes that the current members of the Board as a whole possess a variety of complementary skills and characteristics, including the following:

•	successful business or professional experience;

•
various areas of expertise or experience which are desirable to the Company’s current business, such as financial, general management practices, legal, marketing, manufacturing, and diamond industry experience;

•	willingness and ability to commit the necessary time to discharge the responsibilities of Board membership to the affairs of the Company; and

•	a commitment to the success of the Company.

We do not pay a third party to assist in identifying and evaluating director candidates.

Director Independence
Our Board has determined that Messrs. McPheely, Korn, Leaverton, Likly, Smoak and Wolkowitz are “independent” directors, based upon the independence criteria set forth in the corporate governance listing standards of The NASDAQ Stock

Market, the exchange that the Board selected in order to determine whether our directors and committee members meet the independence criteria of a national securities exchange, as required by Item 407(a) of Regulation S-K.  Our Board has determined that Mr. McGuire is not independent based on these criteria.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The rules of the SEC require our directors, executive officers and holders of more than 10 percent of our Common Stock to file reports of stock ownership and changes in ownership with the SEC. Based on the Section 16 reports filed by our directors, executive officers and greater than 10 percent beneficial owners, and written representations of our directors and executive officers, we believe there were no late or inaccurate filings for transactions occurring during the Fiscal 2014 except as follows:

Name	Number of Late Reports	Number of Late Transactions	Number of Missed Reports	Number of Missed Transactions
Edward S. Adams	1	5	0	0
Thomas P. Hartness	4	4	0	0
Robert Linares	1	1	0	0
Michael W. McMahon	1	15	0	0
Bernard McPheely	0	0	0	0
Michael Monahan	3	5	0	0
Jonathan Pfohl	0	0	0	0
Theodorus Strous	1	1	0	0

EXECUTIVE COMPENSATION
The following table shows the compensation awarded to, earned by or paid to each individual who served as named executive officers during Fiscal 2014.  We had no executive officers serving as of March 31, 2014 other than our Chief Executive Officer and our Chief Financial Officer.

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended March 31,	Salary	Bonus	Option Awards (1)	All Other Compensation		Total

Michael W. McMahon (2)	2014	$250,000	$—	$—	$—		$250,000
Chief Executive Officer	2013	163,461	—	1,538,300	—		1,701,761

Jonathan M. Pfohl	2014	$200,000	$—	$—	$36,000	(3)	$236,000
Chief Financial Officer	2013	10,769	—	448,000	49,764	(4)	508,534
(1)	In accordance with FASB ASC Topic 718, we chose the Black-Scholes option pricing model to determine the aggregate grant date fair value of the options set forth in this table. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. Assumptions made to calculate the grant date fair value of the options reported are as follows: (a) for options to purchase 600,000 shares granted to Mr. McMahon May 2012: expected dividend yield- 0%, risk-free interest rate- 0.79%, expected life in years- 3, and expected volatility of 100%; (b) for options to purchase 300,000 shares granted to Mr. McMahon in August 2012: expected dividend yield- 0%, risk-free interest rate- 0.67%, expected life in years- 3, and expected volatility of 100%; (c) for options to purchase 1,500,000 and 700,000 shares granted to Messrs. McMahon and Pfohl in February 2013 and March 2013, respectively: expected dividend yield- 0%, risk-free interest rate- 0.38%, expected life in years- 3, and expected volatility of 106%.
(2)	Mr. McMahon was appointed Chief Executive Officer on January 29, 2013. During Fiscal 2013 until such appointment, Mr. McMahon served as our Chief Operating Officer. Mr. McMahon was terminated as Chief Executive Officer on June 16, 2014.
(3)	Includes $36,000 paid as allowances for temporary living expenses paid to Mr. Pfohl in accordance with his Employment Contract.
(4)	Includes $42,875, plus $6,889.31 in expenses, paid to Rose Creek Associates, LLC, of which Mr. Pfohl is the president, for consulting services provided to the Company.

Narrative Disclosure to Summary Compensation Table
Executive Officers

Michael W. McMahon       In connection with his appointment as our Chief Executive Officer effective on February 1, 2013, Michael W. McMahon entered into an employment letter with us (the “McMahon Employment Letter”) that superseded the employment letter and change of control agreement he had previously entered into in connection with his employment as our Chief Operating Officer.  Under the McMahon Employment Letter, Mr. McMahon was paid a base annual salary of $249,999, subject to potential increases in connection with an annual salary review by the Board.
On June 11, 2014, Mr. McMahon was terminated without cause by the then Board.  Effective September 25, 2014 we entered into a Severance Agreement and General Release (the “Severance Agreement”) with Mr. McMahon pursuant to which we agreed to (i) pay Mr. McMahon a severance salary of $4,167 per month for 30 months starting from the date of his termination, (ii) grant Mr. McMahon Common Stock valued at 50% of Mr. McMahon’s base annual salary ($125,000), based on a stock price of $0.30, (iii) pay Mr. McMahon $2,000 per month for reimbursement of medical, dental, vision and Company-paid deductible insurance coverage for 13 months starting from the date of his termination, and (iv) award Mr. McMahon 100,000 restricted shares of Common Stock as a replacement for his vested options.  These payments and benefits under the Severance Agreement are in final settlement of all wages and other payments owed to him, and any and all claims under the McMahon Employment Letter and in consideration of a release from Mr. McMahon of any claims against us arising in connection with the McMahon Employment Letter.  Mr. McMahon received regular salary payments pursuant to the McMahon Employment Letter through his last day of employment with the Company.

Under the McMahon Employment Letter, Mr. McMahon was entitled during his term of employment to participate in all employee benefit plans and programs available to similarly situated employees (subject to eligibility) that we have in force from time to time, and was entitled to 20 days paid vacation each calendar year. Mr. McMahon was also entitled to options, granted on February 2, 2013 pursuant to the 2012 Share Incentive Plan, to purchase a total of 1,500,000 shares of Common Stock at $0.93 per share (the closing price of our Common Stock on the date of grant), which vested as follows: options to purchase 271,250 shares vested immediately upon commencement of employment; and options to purchase 234,375 shares vested upon the six-month anniversary of his start date.

The McMahon Employment Letter provided that if Mr. McMahon’s employment was terminated for any reason other than for “Cause” (as defined in the McMahon Employment Letter) or his voluntary resignation, in exchange for a general release by Mr. McMahon of us and our officers, directors, employees, Stockholders, and agents from liability, as well as one-year non-solicitation and non-competition covenants from Mr. McMahon, Mr. McMahon would have been entitled to receive, for 12 months following his date of termination, (i) his base salary plus (ii) $2,000 per month to offset his potential medical, dental and life insurance expenses and any premiums required under COBRA comparable state law, each paid in accordance with our payroll and benefit policies.  In addition, we would also have (also in exchange for a general release by Mr. McMahon of us and our officers, directors, employees, Stockholders, and agents from liability) (1) extended the period during which Mr. McMahon may exercise his option with respect to any portion or all of his vested options to purchase shares to within 12 months following his date of separation, and (2) agreed not to exercise any right of repurchase. The McMahon Employment Letter provided that the options would have been exercisable for five years from the vesting date, subject to approval of the Board, provided that no options could have been exercised after 10 years following the date of grant.  Mr. McMahon would have also remained subject to the terms of our proprietary information and inventions agreement.

Jonathan M. Pfohl. Mr. Pfohl was appointed as our Chief Financial Officer on March 4, 2013.  In connection with his appointment, Mr. Pfohl entered into an employment letter with us (the “Pfohl Employment Letter”) under which he is paid a base annual salary of $200,000, subject to potential increases in connection with an annual salary review by the Board. Mr. Pfohl is entitled to a lump sum payment of $3,000 per month for temporary living expenses in Greenville, South Carolina for a period of 12 months, subject to extension upon the approval of our Chief Executive Officer.

Under the Pfohl Employment Letter, Mr. Pfohl is entitled during his term of employment to participate in all employee benefit plans and programs available to similarly situated employees (subject to eligibility) that we have in force from time to time, and is entitled to 20 days paid vacation each calendar year. Mr. Pfohl is also entitled to receive options, granted on March 25, 2013 pursuant to the 2012 Share Incentive Plan, to purchase a total of 700,000 shares of Common Stock at $0.83 per share (the closing price of Common Stock on the date of grant), vesting as follows:  options to purchase 126,583 shares vested immediately upon commencement of employment; options to purchase 109,375 shares vested upon the six-month anniversary of his start date; options to purchase 218,750 shares will vest when we achieve cumulative revenues of $5 million (cumulative from January 1, 2013); options to purchase 109,375 shares will vest when we achieve cumulative EBITDA of $1 million (cumulative from January 1, 2013); and options to purchase 135,917 shares will vest when the Company achieves cumulative EBITDA of $2.5 million (cumulative from January 1, 2013); subject to the terms of the 2012 Share Incentive Plan.  Mr. Pfohl is subject to a proprietary information and inventions agreement, and is an employee-at-will.

The Pfohl Employment Letter also provides that if Mr. Pfohl’s employment is terminated for any reason other than for “Cause” (as defined below) or his voluntary resignation, in exchange for a general release by Mr. Pfohl of us and our officers, directors, employees, Stockholders, and agents from liability, we agreed (i) to extend the period during which Mr. Pfohl may exercise his option with respect to any portion or all of his vested options to purchase shares to within 12 months following his date of separation, and (ii) not to exercise any right of repurchase. All granted options will automatically vest in the event of a “change in control” of the Company, which will be deemed to have occurred on the date of closing of any of the following:  (i) a merger in which we are not the surviving entity, (ii) a sale of all of the outstanding shares of our stock or (iii) a sale by us of substantially all of our assets.  In this case, the Pfohl Employment Letter provides that the options will be exercisable for five years from the vesting date, subject to approval of the Board, provided that no options may be exercised after 10 years following the date of grant.  If Mr. Pfohl’s employment is terminated for “Cause” or due to his voluntary resignation, he will not be entitled to severance or benefit payments.

In addition, under the Pfohl Employment Letter, in the event Mr. Pfohl’s employment is terminated, for any reason other than for “Cause” or his voluntary resignation, during the four-month period before or the 12-month period after a “change in control” that implies a Company value of $50,000,000 or more, Mr. Pfohl will be entitled to (i) a lump-sum cash payment equal to the sum of (a) 1.0 times his annual base salary on the day before the change in control or the day before termination, whichever is higher, plus (b) any base salary or bonus earned or accrued through the date of termination and not previously paid, and (ii) payment of $2,000 per month for 24 months, which payments are intended to offset potential medical, dental and life insurance expenses.  Mr. Pfohl would also remain subject to the terms of our proprietary information and inventions agreement.

For purposes of Mr. Pfohl’s employment letter, “Cause” means:  (i) conviction of, or plea of guilty or no contest by Mr. Pfohl of a felony or crime of dishonesty or moral turpitude; (ii) Mr. Pfohl’s commission, as determined by the Board, of an intentional act, or an act of fraud, dishonesty, or theft affecting our property, reputation, or business; (iii) Mr. Pfohl’s willful and persistent neglect of the duties and responsibilities of his position; (iv) failure or refusal to carry out the lawful directives of the Board; (v) diverting any of our or our affiliates’ business opportunities for his own personal gain; (vi) misrepresentation of a significant fact on his employment application and/or resume; (vii) misuse of alcohol or drugs affecting work performance, or (viii) death or disability that prevents him from performing the essential functions of his position with or without reasonable accommodation.

On June 12, 2014, Mr. Pfohl was terminated without cause by the then Board.  Mr. Pfohl returned to the Company on June 25, 2014 as Acting Chief Financial Officer.  As of the date of this Proxy Statement, neither the Company nor Mr. Pfohl have reached any agreement or understanding regarding any continuing obligation to Mr. Pfohl under the Pfohl Employment Letter or the terms or conditions of Mr. Pfohl’s continuing role with the Company, and we may not ever reach any such agreement on such matters.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the outstanding equity award holdings held by our named executive officers at March 31, 2014.  All awards represent options to purchase shares of Common Stock granted under the 2012 Share Incentive Plan.

Outstanding Equity Awards at 2014 Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Michael W. McMahon	390,000	210,000	(1)	$ 0.70	5/6/2015
	60,000	240,000	(2)	$ 0.80	8/2/2015
	505,625	994,375	(3)	$ 0.93	1/28/2016

Jonathan M. Pfohl	235,958	464,042	(4)	$ 0.83	3/25/2016

(1)	90,000 options vest based on the Company achieving positive operating cash flow and 120,000 options vest based on the Company attaining two consecutive quarters of profitability.
(2)	120,000 options vest based on the Company attaining $1 million in cumulative EBITDA from July 1, 2012 forward and 120,000 options vest based on the Company attaining $5 million in cumulative revenue from July 1, 2012 forward.
(3)	468,750 options vest upon the Company attaining $5 million in cumulative revenue from January 1, 2013; 234,375 options vest upon the Company attaining $1 million in cumulative EBITDA from January 1, 2013 forward; and 291,250 options vest upon the Company attaining $2.5 million in cumulative EBITDA from January 1, 2013 forward.
(4)	218,750 options vest upon the Company attaining $5 million in cumulative revenue from January 1, 2013; 109,375 options vest upon the Company attaining $1 million in cumulative EBITDA from January 1, 2013 forward; and 135,917 options vest upon the Company attaining $2.5 million in cumulative EBITDA from January 1, 2013 forward.

Director Compensation
The following table shows the compensation paid to individuals who served on our Board, none of whom are named executive officers, during Fiscal 2014.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Edward S. Adams	$61,750	$18,143	$ —	$ 79,893
Robert C. Linares	13,750	18,143	—	31,893
Bernard M. McPheely (5)	—	—	—	—
Michael R. Monahan (6)	19,500	—	33,000	52,500
Theodorus Strous	13,750	18,143	130,750	162,643

(1)	Includes Board meeting and executive committee fees.

(2)	The amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the Black-Scholes model of option valuation. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 6 to our consolidated financial statements for the interim period ended December 31, 2013 included in our Quarterly Report on Form 10-Q filed on February 14, 2014. These assumptions include: expected dividend yield- 0.00%, risk-free interest rate- 0.66%, expected life in years, 3.0, and expected volatility of 102.3%.
(3)	Options outstanding at March 31, 2014 are as follows: Mr. Adams: 143,750; Dr. Linares: 68,750; Mr. McPheely: 0; Mr. Monahan: 0; Mr. Strous: 137,500. In addition, Mr. Strous holds 112,500 outstanding warrants.
(4)	Includes compensation for consulting services rendered to the Company in the amount of $33,000 for Mr. Monahan and $12,000 for Mr. Strous. For Mr. Strous, the amount reported also includes $25,000 to evaluate a report to the Board by former counsel to the Company and certain actions of a former member of the Board and former Company officers and $93,750 recognized for the issuance of 375,000 shares of Common Stock for his participation on a Special Litigation Committee of the Board.
(5)	Mr. McPheely resigned from the Board on May 14, 2013. He attended no Board meetings during Fiscal 2014.
(6)	Mr. Monahan resigned from the Board on June 30, 2013.

During Fiscal 2014 our directors received $1,250, plus related expenses, per Board meeting. In addition, each of Messrs. Adams and Monahan received $4,000 per month for serving on our executive committee during their tenure on the Board.

Compensation Committee Interlocks and Insider Participation
As disclosed above, the Board as a whole determined executive compensation during Fiscal 2014.  During Fiscal 2014, the following individuals served on our Board:  Edward S. Adams, Robert C. Linares, Bernard M. McPheely, Michael R. Monahan and Theodorus Strous.  Messrs. McPheely and Monahan resigned from the Board on May 14, 2013, and June 30, 29014, respectively.  No director who served on our Board during Fiscal 2014 was or is a former or current officer of the Company, or has other interlocking relationships, as defined by the SEC.

Related Party Transactions
The Company incurred expenses of $19,658 and $106,229 for professional and consulting services provided by Adams Monahan, LLP, a firm in which former directors Edward S. Adams and Michael R. Monahan, are partners, for Fiscal 2014 and 2013, respectively.  The Company and Adams Monahan LLP terminated their relationship on June 30, 2013.

On March 6, 2013, the Board of Directors retained Michael Monahan and Theo Strous, who at the time were members of the Board, to provide consulting services for the Company at a total cost of $11,000 and $4,000 respectively, per month.  The Company recognized $15,000 in consulting expense for these services during Fiscal 2013 and $45,000 during Fiscal 2014. These consulting service agreements with both Messrs. Monahan and Strous were terminated effective June 30, 2013.

On March 25, 2013, the Board reviewed the facts of previous litigation that was settled in May 2012 and agreed that the Company should accept liability for the settlement and authorized the following to indemnify Messrs. Adams and Monahan, as members of the Board, under applicable law and the Company’s charter documents for expenses incurred and shares of Common Stock and cash transferred by them in settlement of the litigation: (i) the issuance of 500,000 shares of the Common Stock to each of Messrs. Adams and Monahan, (ii) the payment of $90,000 to Mr. Adams for amounts paid by him to settle the complaint, and (iii) any other amounts and expenses paid in connection with stockholder litigation matters involving certain current and former Stockholders.

During Fiscal 2013, the Company recognized $946,555 in expense related to the foregoing indemnification.  Of this amount, $830,000 represents non-cash expenses related to the value of Common Stock to be issued.  On May 21, 2013, the Company deemed issued the 1,000,000 shares previously allocated for indemnification of Messrs. Adams and Monahan and on July 2, 2013, the Company entered into an agreement with Mr. Adams to pay out remaining indemnification related liabilities of $117,305.93 at $7,500 per month through October 2014.

On May 14, 2013 the Board created a special committee consisting of Mr. Theo Strous to evaluate a report to the Board by former counsel to the Company and certain actions of a former member of the Board and former company officers. The report was completed at the end of June 2013. The Board approved the payment of $25,000 to Mr. Strous as compensation for his service on this special committee.

On January 6, 2014, the Board created a special litigation committee (the “Special Litigation Committee”) to consider the merits of Stockholder allegations made in ongoing litigation.  The Board appointed then-Board member Theo Strous and Mr. Laurence Zipkin, an unaffiliated third party, to the Special Litigation Committee.  Each member of the Special Litigation Committee was to receive at their election a one-time payment of $50,000 plus 100,000 shares of common stock or shares in lieu of such cash and share amount in the amount of 375,000 shares upon completion of the investigation.  The Special Litigation Committee delivered their report to the Board on March 25, 2014.  Mr. Strous elected to receive his payment in company stock while Mr. Zipkin elected to receive $50,000 in cash plus 100,000 shares.  During Fiscal 2014, the Company recognized $93,750 in consulting expense for the shares issued to Mr. Strous and $168,750 in total consulting expenses for the Special Litigation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of October 6, 2014, the beneficial ownership of the outstanding Common Stock by: (i) the persons or groups known to us to be the beneficial owners of more than 5% percent of the outstanding Common Stock; (ii) each of our named executive officers and current directors; and (iii) our directors and executive officers as a group. Unless otherwise indicated, each of the Stockholders named in the table below has sole voting and dispositive power with respect to such shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)(3)		Percentage of Beneficial Ownership
Directors and Named Executive Officers
Bernard M. McPheely
411 University Ridge, Suite D, Greenville, SC 29601	757,333	(4)	1.5%

Karl Leaverton
411 University Ridge, Suite D, Greenville, SC 29601	—		—

Bruce Likly
411 University Ridge, Suite D, Greenville, SC 29601	613,000		1.2%

James Korn
411 University Ridge, Suite D, Greenville, SC 29601	—		—%

Gerald McGuire
411 University Ridge, Suite D, Greenville, SC 29601	—		—%

Lewis T. Smoak
411 University Ridge, Suite D, Greenville, SC 29601	333,333		0.6%

Ben Wolkowitz
411 University Ridge, Suite D, Greenville, SC 29601	—		—%

Jonathan Pfohl
411 University Ridge, Suite D, Greenville, SC 29601	—		—%

All directors and named executive officers as a group (6 persons)	1,766,666		3.3%

Other 5% Stockholders
Thomas P. Hartness Revocable Trust dated July 30, 2010
1200 Garlington Road, Greenville, SC 29615	5,000,000	(5)	9.5%

Edward S. Adams
411 University Ridge, Suite D, Greenville, SC 29601	4,390,000	(6)	8.4%

Michael R. Monahan
411 University Ridge, Suite D, Greenville, SC 29601	4,025,575	(7)	7.7%

(1)	Includes shares for which the named person has sole voting and investment power, has shared voting and investment power, or holds in an IRA or other retirement plan and shares held by the named person’s spouse.

(2)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock which that person has the right to acquire within 60 days following October 6, 2014. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any shares which that person or persons has or have the right to acquire within 60 days following October 6, 2014, is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(3)	Includes shares that may be acquired within 60 days of the date hereof by exercising stock options or warrants. In calculating the number of shares beneficially owned by an individual and the percentage ownership of that individual, shares underlying options held by that individual that are either currently exercisable or exercisable within 60 days from October 6, 2014 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Numbers reported include the following shares subject to options or warrants exercisable currently or within 60 days of October 6, 2014: Mr. McPheely: 280,750; the Thomas P. Hartness Revocable Trust dated July 30, 2010: 2,500,000.
(4)	Includes 445,333 shares of Common Stock and 249,500 shares of Common Stock issuable upon the exercise of warrants held by Mr. McPheely as the trustee of the Bernard M. McPheely Revocable Trust U/A DTD May 25, 2011. Two of Mr. McPheely’s adult children each own 31,250 shares of Common Stock and rights to acquire 31,250 shares of Common Stock upon the exercise of stock warrants, of which Mr. McPheely disclaims beneficial ownership..
(5)	Based on information contained in a Schedule 13D filed with the SEC on June 5, 2014 by Thomas P. Hartness, the trustee and settler of the Thomas P. Hartness Revocable Trust u/a DTD July 30, 2010 (the “Trust”). The number reported includes 2,500,000 shares of Common Stock issuable upon the exercise of warrants issued to the Trust in connection with its purchase from the Company of units consisting of one share of Common Stock and one warrant for the purchase of a share of Common Stock. All shares reported are held by Thomas P. Hartness as trustee of the Trust, and in that capacity Mr. Hartness has sole voting and dispositive power with respect to such shares.
(6)	Includes 2,000,000 shares owned by Mr. Adams’ wife, for which Mr. Adams disclaims beneficial ownership. Includes 1,290,000 shares owned by the Edward S. Adams Revocable Trust, for which Mr. Adams disclaims beneficial ownership.
(7)	Mr. Monahan resigned from the Board on June 30, 2013. The information reported is contained on a Form 4 filed 1/3/2014 for the period ending December 31, 2014 and includes 1,000,000 shares owned by Mr. Monahan’s wife, for which Mr. Monahan disclaims beneficial ownership.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table summarizes the sole equity compensation plan under which Common Stock may be issued as of March 31, 2014.

Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a))
Equity compensation plans approved by security holders	—	—
Equity compensation plans not approved by security holders:
2012 Share Incentive Plan	4,342,500	$0.77	657,500	(1)

Total	4,342,500	$0.77	657,500

(1)	The 2012 Share Incentive Plan provides for the issuance of any shares available under the plan in the form of restricted or unrestricted stock awards, phantom stock, performance awards and other types of stock-based awards, in addition to the granting of options or stock appreciation rights.

The 2012 Share Incentive Plan was adopted by the Board on May 7, 2012.  The 2012 Share Incentive Plan permits the granting of stock options, stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing.  Up to 5,000,000 shares of Common Stock are authorized for issuance pursuant to awards granted under the 2012 Share Incentive Plan to the Company’s directors, officers, employees and consultants providing bona fide services to or for the Company.

PROPOSAL NO. 1:
 ELECTION OF DIRECTORS
Our directors are elected annually by the Stockholders and serve until his or her successor is elected and qualified, unless he or she resigns or is removed earlier.  Our current directors are:

James A. Korn
Karl V. Leaverton
Bruce M. Likly
Gerald A. McGuire
Bernard M. McPheely
Lewis T. Smoak
Benjamin Wolkowitz

The directors will be elected by a plurality of the votes cast at the meeting. Stockholders do not have cumulative voting rights with respect to the election of directors.

If you submit a proxy but do not specify how you would like it to be voted, Mr. McGuire and Mr. Pfohl will vote your proxy to elect Messrs. Korn, Leaverton, Likly, McGuire, McPheely, Smoak and Wolkowitz.  If any of these nominees are unable or fail to accept nomination or election (which we do not anticipate), Mr. McGuire and Mr. Pfohl will vote instead for a replacement to be recommended by the Board, unless you specifically instruct otherwise in the proxy.

Set forth below is certain information about our directors, including information regarding their business experience for at least the past five years, the names of other publicly-held companies where they currently serve as a director or served as a director during the past five years, and additional information about the specific experience, qualifications, attributes, or skills that led to the Board’s conclusion that such person should serve as a director of the Company.

JAMES A. KORN. James Korn is a non-executive director of the Company.  Mr. Korn currently serves as the Chief Executive Officer of Temp-Air, Inc., a leading manufacturer of temporary industrial and commercial HVAC equipment.  Prior to Temp-Air, Mr. Korn was the Chief Legal Officer of Deephaven Capital Management, a $4 billion dollar multi-strategy hedge fund in Minneapolis, Minnesota.  As an attorney in private practice at Fredrikson & Byron, a 260-attorney law firm based in Minneapolis, Mr. Korn developed extensive experience in both mergers and acquisitions and in corporate finance.  Mr. Korn received his B.A. in economics, magna cum laude, from Providence College and his J.D., cum laude, from the University of Minnesota Law School.  Mr. Korn has served as CEO of Temp-Air, Inc. since 2007. Mr. Korn’s business and legal experience qualifies him to serve as a director.

KARL V. LEAVERTON.  Karl Leaverton is a non-executive director of the Company and was appointed to the Board on June 23, 2014.  Most recently, from April 2012 to July 12, 2013 when it was sold, Mr. Leaverton was the President/Chief Executive Officer and a director of Seattle Northwest Securities Corporation, a broker-dealer specializing in public finance investment banking, sales and trading of fixed income and asset management (acquired by Piper Jaffray in July, 2013).  Karl has been the Chairman of SNW Asset Management Corporation since July 2012, a fixed income portfolio manager with about $2.5 billion in assets under management.  He has also been the principal of Blakely Management Company LLC from 1993 to present, providing business and management consulting for various companies and disciplines. Mr. Leaverton is the former President of the Private Client Group of RBC Wealth Management (January 2006 to April 2009), with management responsibility for more than 2,300 advisors and assets under administration in excess of $200 billion in assets.   Karl has more than 30 years of financial services experience.  He earned a BS in Chemical Environmental Science from the University of Puget Sound and completed the course work for a BA in Economics. He earned a Master of Science degree in Infrastructure Management from Stanford University.  Mr. Leaverton’s business acumen and experience in finance led us to the conclusion that he should serve as a director of the Company.

BRUCE M. LIKLY.  Bruce Likly serves as non-executive vice-chairman of the Board.  Mr. Likly brings more than 25 years of technology, communications and management experience to Scio. Having begun his career at IBM and worked to help grow Sun Microsystems from $1 Billion in sales to more than $10 Billion, Mr. Likly has spent the last decade as Principal at Kovak-Likly Communications where his team helps companies develop and implement strategic sales, marketing and communications plans. This work previously included assisting Apollo Diamond, the company whose assets Scio Diamond Technology Corporation acquired in 2011. Mr. Likly’s marketing and business experience qualifies him to serve as a director.

GERALD A. McGUIRE.  Gerald McGuire is the President, Chief Executive Officer and a director of the Company.  Mr. McGuire brings over 25 years of semiconductor industry experience to Scio.  The semi-conductor industry is expected to be a strong growth area for Scio in the years ahead.  Mr. McGuire was most recently a Senior Vice President and General Manager of the Low-Voltage and Mid Power Analog Business at Fairchild Semiconductor.  Prior to Fairchild Semiconductor, Mr. McGuire was the VP/GM of the Digital Signal Processing business at Analog Devices.  He spent 23 years at Analog Devices in various technical, marketing and business roles.  His specialties include: product marketing and branding, product development and strategy.  Mr. McGuire has spent his career determining what global customers want and how to deliver it.  From 2007 to 2010,  Mr. McGuire served as Vice President of the Digital Signal Processing Division of Analog Devices, a global  DSP and embedded processor business  From 2010 to 2013, Mr. McGuire was Senior VP of the Low Voltage and Mid Power Analog Business Unit of Fairchild Semiconductor, a global power semiconductor business.

BERNARD M. McPHEELY.  Bern McPheely serves as non-executive chairman of the Board. Mr. McPheely recently retired in December 2012 as President of Hartness International after more than 35 years of service.  A leader in total solutions to the packaging industry, Hartness provides equipment globally to more than 100 countries.  From startup and under Bern’s guidance, Hartness was profitable every quarter since 1982. He spearheaded short and long term strategic planning, including four major company-wide transformations to reposition the Hartness value proposition, product portfolio and go-to-market strategy.  Bern negotiated and executed the sale of Hartness to ITW (Illinois Tool Works) and was responsible for shepherding the transition from a family owned business to a public company.  He has also been responsible for successful synergistic acquisitions.  From 2000-2002 Bern was chairman of the PMMI ($6 billion member packaging association) and currently is on the Board of Directors of Dorner Manufacturing Corp. in Hartland Wisconsin.  Bern was honored by Start Magazine as one of the top ten “CEO Visionaries Who Ignite Technology” and has briefed President Clinton and cabinet members on the state of US business.  Bern previously worked with the US Department of Commerce.  A graduate of The Thunderbird Graduate School of International Management, Bern also received his undergraduate degree from Albion College in Albion Michigan.  Mr. McPheely was a member of the Board from August 13, 2012 until Mr. McPheely resigned from the Board on May 13, 2013.  Mr. McPheely’s business experience qualifies him to serve as a director.

LEWIS T. SMOAK.  Lewis Smoak is a non-executive director of the Company.  Mr. Smoak is a founding partner of Ogletree, Deakins, Nash, Smoak & Stewart, which he helped establish in 1977. He has served on the law firm’s Board and Compensation and Pension Committees for more than 45 years during which time the firm grew from 16 to more than 700 attorneys and two offices to 46.    He has extensive experience in the development and implementation of positive labor relations programs for clients in all regions of the country, including compliance with employment, labor, safety, and environmental laws.  He is among the one percent of U.S. lawyers listed in The Best Lawyers in America, and has also been selected by his peers for inclusion in the ABA’s College of Labor and Employment Lawyers, and Chambers USA Leading Lawyers in America. Mr. Smoak is the author of three comprehensive nationwide labor relations studies in the construction industry.  He has served on the Greenville (president) and South Carolina State Chambers of Commerce Board of Directors.  He has served since 2002 as a member of South Carolina BIPEC’s Board and its Executive Committee since 2004.  He served as Chairman of the Board of Supermarket Radio Network and negotiated its sale to Pop Radio and Heritage Media. He currently serves as chairman of the board of Zumur, LLC, a start-up internet search engine for consumer products  He focuses community efforts on early childhood education issues, including service on United Way’s Success by Six Board, and chairing both Greenville County (2001-2003) and the State of South Carolina’s First Steps for School Readiness Board of Trustees (2003-2014).  For his work in early childhood education, he was recognized and received the 2006 Ellis Island Medal of Honor.  Mr. Smoak’s legal expertise as a practicing attorney qualifies him to serve as a director.

BENJAMIN WOLKOWITZ.  Ben Wolkowitz is a non-executive director of the Company.  Mr. Wolkowitz has had an extensive career in finance and economics. Most recently he headed Madison Financial Technology Partners, a consulting firm that advised technology companies on how to position their products for the financial services industry. Previously he was a Managing Director at Morgan Stanley where he had several assignments in the Fixed Income Division over a sixteen-year career including running their financial futures brokerage operation, and a significant portion of the Fixed Income sales force. He also was the head of Fixed Income Research and prior to retiring, he managed a portfolio of Morgan Stanley invested technology companies. Before the New York phase of his career Mr. Wolkowitz was with the Board of Governors of the Federal Reserve System where he was in charge of Financial Studies, a department in the Division of Research and Statistics responsible for analyzing and advising Governors of the Board on financial markets and financial institutions. Mr. Wolkowitz had previously taught at Tulane University in the economics department and he was also a consultant to the Urban Institute in Washington, D.C.  He has written and lectured extensively on both theoretical and applied topics in economics and finance in addition to co-authoring a book, Bank Capital. Mr. Wolkowitz has a BA cum laude from Queens College and a PhD in economics from Brown University.  Currently he is a Town Council Member, Madison N.J. and a

member of the Advisory Board of the Great Swamp Watershed Association. Mr. Wolkowitz’s financial experience qualifies him to serve as a director.

Vote Required
To be elected as a director at the Annual Meeting, each candidate for election must receive a plurality of the votes cast by the Stockholders present in person or represented by proxy at the Annual Meeting.  A plurality vote means that the director nominee with the most affirmative votes in favor of his or her election to a particular directorship will be elected to that directorship.

The Board recommends that you vote FOR the election of each of James Korn, Karl Leaverton, Bruce Likly, Gerald McGuire, Bern McPheely, Lewis Smoak and Ben Wolkowitz as directors of the Company.

PROPOSAL NO. 2:
 ADOPTION OF AMENDED AND RESTATED BYLAWS
The Board has proposed, pursuant to Article X, Section 1 of the Bylaws, to amend and restate the Bylaws as set forth in Annex A.

The Board believes that the Amended and Restated Bylaws improve the corporate governance of the Company by providing bylaws more appropriate for a publicly reporting company.  For example, the Proposed Amended and Restated Bylaws eliminate the Board’s ability to fix the quorum for its meetings at less than a majority of the directors.  The Amended and Restated Bylaws also increase Stockholder protection by permitting stockholders to call meetings and by increasing the quorum requirement for Stockholder meetings from two Stockholders to a majority of the shares of Common Stock entitled to vote at that Stockholder meeting.

No past or present director or officer or nominee for director of the Company, or any of their associates, has a substantial direct or indirect interest in the approval by the Stockholders of the proposed Amended and Restated Bylaws.

Below is a brief description of the ways in which the Amended and Restated Bylaws would modify the Bylaws as currently in effect.

The Amended and Restated Bylaws:
•	Update the name of the Company
•	Add information about the registered agent and places of business
•	Enable Stockholders to call special meetings by written demand
•	Increase the quorum for Stockholders’ meetings from two persons to a majority of the shares entitled to vote
•	Eliminate provisions that excuse failure to give notice of Stockholders’ meetings
•	Require directors, in the event directors are not elected at the time designated for the annual Stockholders’ meeting, to cause the election to be held at a special meeting as soon as convenient
•	Enable Stockholders and directors to waive notice of meetings
•	Specify what business may be conducted at adjourned Stockholders’ meetings
•	Remove the requirement that proxies be appointed in writing and deposited with the Company
•	Ensure that stock transfer books do not close after the record date for Stockholder action
•	Require the Company to furnish lists of Stockholders entitled to vote at each meeting
•	Allow Stockholders to recover expenses incurred to nominate certain director candidates
•	Eliminate the chairman’s power to conclusively resolve disputes about eligibility to vote at Stockholders’ meetings
•	Fix the number of directors at 7
•	Require a majority of directors as a quorum for Board meetings
•	Authorize the Board to fill all director vacancies as necessary between annual meetings
•	Revise provisions about setting directors’ and officers’ compensation
•	Clarify when directors are presumed to have assented to corporate action
•	Revise eligibility and voting rules for committees
•	Broaden indemnification provisions for directors, officers, employees and agents
•	Provide a mechanism to fill officer vacancies
•	Require officers to reimburse the corporation for certain non-deductible expenses
•	Eliminate restrictions on borrowing power to give the Company greater flexibility
•	Preserve Stockholders’ power to adopt, amend or repeal the bylaws and, if such action is taken at a special meeting, require the action to be contained in the notice

Vote Required
If a quorum is present at the Annual Meeting, this proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

The Board recommends that you vote FOR the approval of the Amended and Restated Bylaws.

PROPOSAL NO. 3:
 ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in this Proxy Statement a separate resolution to enable our Stockholders to approve, on a discretionary and non-binding basis, the compensation of our named executive officers.

This proposal, commonly known as a “say-on-pay” proposal, gives our Stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, you may vote on the following resolution at the Annual Meeting:

“Resolved, that the Stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s compensation tables and the related narrative disclosure in the Company’s Proxy Statement.”

This vote is advisory, and therefore nonbinding. In considering their vote, Stockholders are encouraged to read the the compensation tables disclosed above and the related narrative disclosure. The Board expects to take into account the outcome of the vote when considering future executive compensation decisions to the extent it can determine the cause or causes of any significant negative voting results.

Our executives want to create a successful company. We believe that our compensation program rewards sustained performance that is aligned with long-term stockholder interests.

Vote Required
If a quorum is present at the Annual Meeting, this proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

The Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers.

PROPOSAL 4:
ADVISORY VOTE ON THE FREQUENCY OF
A FUTURE ADVISORY VOTE ON EXECUTIVE COMPENSATION
In addition to providing Stockholders with the opportunity to cast an advisory vote on executive compensation, in accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, we are including in this proxy statement a separate resolution to enable our Stockholders to recommend, on a discretionary and non-binding basis, whether a non-binding stockholder vote on executive compensation should occur every one, two or three years.

After careful consideration, the Board believes that a frequency of “every year” for the advisory vote on executive compensation is the optimal interval for conducting and responding to a “say on pay” vote. We believe that this frequency is appropriate as an annual vote would provide the Company with sufficient time to engage with Stockholders to understand and respond to the “say-on-pay” vote results. Stockholders who have concerns about executive compensation during the interval between “say on pay” votes are welcome to bring their specific concerns to the attention of the Board. Please refer to section titled “Communications with the Board” beginning on page 25 for information about communicating with the Board.

The proxy card and the Internet submission procedures each provide Stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, Stockholders will not be voting to approve or disapprove the Board’s recommendation.

Although this advisory vote on the frequency of the “say on pay” vote is nonbinding, the Board will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years or abstain from voting when you vote in response to the resolution set forth below.

“Resolved, that the option of once every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a Stockholder vote to approve, on an advisory basis, the compensation of the named executive officers, as disclosed at the time.

Vote Required
Generally, if a quorum is present at the Annual Meeting, the vote of shares of Common Stock cast in favor of a proposal must exceed the votes cast against the proposal in order to approve matters presented to the Stockholders. However, because the vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Stockholders.

The Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the option of “every year” for holding a future advisory vote on executive compensation.

PROPOSAL NO. 5:
RATIFICATION OF APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT
Although we are not required to seek Stockholder ratification on the selection of our accountants, we believe obtaining Stockholder ratification is desirable.  In the event the appointment of Cherry Bekaert LLP is not ratified by the required vote, we will re-evaluate the engagement of our independent auditors.  Even if the Stockholders do ratify the appointment, our Board has the discretion to appoint a different independent registered public accounting firm at any time during the year if we believe that such a change would be in the best interest of the Company and our Stockholders.  We expect that representatives from Cherry Bekaert L.L.P will attend the meeting with an opportunity to make a statement, if desired, and will be available to respond to appropriate questions from Stockholders.

Audit and Related Fees.
The following table shows the fees that we incurred for services performed in Fiscal 2014 and Fiscal 2013:

	Fiscal Year Ended March 31,
	2014	2013

Audit Fees	$80,000	$78,600
Audit-Related Fees	—	—
Tax Fees	7,500	—
All Other Fees	—	5,400
Total	$87,500	$84,000

Audit Fees.  This category includes the aggregate fees billed for professional services rendered by the independent auditors during Fiscal 2013 and 2014 for the audit of the Company’s annual financial statements and quarterly reports on Form 10-Q.

Oversight of Accountants; Approval of Accounting Fees.  All of the accounting services and fees reflected in the table above were reviewed and approved by the entire Board, and none of the services were performed by individuals who were not employees of the independent auditor.

Vote Required
If a quorum is present at the Annual Meeting, this proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

The Board recommends that Stockholders vote “FOR” the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm.

INCORPORATION BY REFERENCE
 WHERE TO FIND MORE INFORMATION
The SEC allows us to incorporate by reference information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. Information in this Proxy Statement updates and, in some cases, supersedes information incorporated by reference from documents that we have filed with the SEC prior to the date of this Proxy Statement, while information that we file later with the SEC will automatically update and, in some cases, supersede the information in this Proxy Statement.

The following documents and information previously filed with the SEC are incorporated by reference into this Proxy Statement:

•	our Annual Report on Form 10−K for Fiscal 2014, filed with the SEC on August 15, 2014.

Our 2014 Annual Report on Form 10-K for Fiscal 2014, which includes our audited consolidated financial statements for Fiscal 2014, accompanies this Proxy Statement. We will provide, without charge, additional copies of our 2014 Annual Report to any Stockholder upon receipt of a written request, addressed to us at:

Scio Diamond Technology Corporation
411 University Ridge, Suite D
Greenville, SC 29601
Attention: Investor Relations

Our 2014 Annual Report is also available electronically at www.sciodiamond.com/investors-news/sec-filings.

OTHER MATTERS
The Board knows of no items of business to be brought before the Annual Meeting other than as described above. If any other items of business should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxies in accordance with their best judgment with respect to any such items. Discretionary authority for them to do so is contained in the enclosed proxy card.

COMMUNICATIONS WITH THE BOARD
The Board welcomes communications from Stockholders. Generally, Stockholders who have questions or concerns should contact our Investor Relations department at (864) 751-4880 or via electronic mail at investorrelations@sciodiamond.com. Stockholders and other interested parties may contact any member (or all members) of the Board, the non-management directors as a group, any committee of the Board or any chairperson of any such committee by mail or electronic mail. To communicate with the Board, any individual director, the non-management group or any committee of directors by mail, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title and sent to Scio Diamond Technology Corporation, Attention Investor Relations, 411 University Ridge, Suite D, Greenville, SC 29601. To communicate with any of our directors electronically, Stockholders should send an email addressed to the Board or any such individual directors or group or committee of directors by either name or title to investorrelations@sciodiamond.com.

All communications received as set forth in the preceding paragraph will be opened by the Investor Relations department for the sole purpose of determining whether the contents represent a message to our directors. The Investor Relations department will forward copies of all correspondence that, in the opinion of the Investor Relations department, deal with the functions of the Board or its committees or that it otherwise determines requires the attention of any member, group or committee of the Board.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS
Under the rules and regulations of the SEC, Stockholder proposals intended to be presented in our proxy statement for the annual meeting of Stockholders to be held in 2015 must be received at our principal executive offices at 411 University Ridge, Suite D, Greenville, SC 29601, no later than July 1, 2015 in order to be considered for inclusion in our proxy statement for such meeting.  Upon receipt of any proposal, the Company will determine whether or not to include the proposal in the proxy statement in accordance with applicable regulations governing the solicitation of proxies.  In order to be considered for inclusion in our proxy statement, the proposal must comply in all respects with the rules and regulations of the SEC and our Bylaws.

Annex A
Amended and Restated Bylaws
of
Scio Diamond Technology Corporation
Article I - Offices
Section l.  Registered Agent and Office.  The registered office of the corporation is located at 2215-B Renaissance Drive, Las Vegas, Nevada 89119, and the registered agent at the aforementioned address is CSC Services of Nevada, Inc.  The registered office of the corporation may be, but need not be, identical with the principal office in the State of Nevada, and the address of the registered office may be changed from time to time by the board of directors.

Section 2.  Principal Place of Business.  The principal office of the corporation is located at 411 University Ridge, Greenville, SC 29650.

Section 3.  Other Places of Business.  The corporation may have other such places of business, either within or without the State of Nevada as the board of directors may designate or as the business of the corporation may require from time to time.
Article II - Stockholders’ Meetings
Section l.  Annual Meetings.  The annual meeting of the stockholders shall be held on such day at such place as the directors shall determine, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If the election of directors shall not be held at the time designated for the annual meeting of stockholders or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as convenient.

Section 2.  Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or the board of directors or by the written demand of 25% or more of the stockholders.

Section 3.  Place of Meeting.  The board of directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting, or for any special meeting called by the board of directors.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

Section 4.  Notice of Meeting.  Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 days before, unless a longer minimum notice period is required by law, nor more than 60 days before the date of the meeting either personally or by mail to each stockholder of record entitled to vote at the meeting.  If mailed, such notice shall be deemed to be delivered when deposited in a post office or official depository under the exclusive care and custody of the United States Postal Service, addressed to the stockholder at his address as it appears on the stock record books of the corporation, with postage thereon prepaid.

Section 5.  Waiver of Notice by Stockholders.  Whenever any notice whatever is required to be given to any stockholder of the corporation under the provisions of these bylaws or under the provisions of the articles of incorporation or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the stockholder entitled to such notice, shall be deemed equivalent to the giving of such notice.  Attendance of a person at a meeting of stockholders, in person or by proxy constitutes a waiver of notice of the meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.  Action by Stockholders Without a Meeting.  Any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a majority of the stockholders entitled to vote thereon, or any different proportion of voting power required for such action at a meeting, consent thereto in writing.

Section 7.  Fixing of Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or in order to make a determination of stockholders for any other lawful purpose, the board of directors of the corporation may fix, in advance, a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 nor less than 10 days prior to the date of any proposed meeting of stockholders, nor more than 60 days before any other action.  In no event shall the stock transfer books be closed.  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall be applied to any adjournment thereof, unless the board of directors fixes a new record date under this Section for the adjourned meeting.

Section 8.  Quorum.  A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.  The stockholders present in person or by proxy at such meeting may continue to do business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.  Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

Section 9.  Proxies.  At all meetings of stockholders, a stockholder entitled to vote may vote by proxy appointed by the stockholder or by his authorized agent or representative.  No proxy shall be valid after six months from the date of its execution, unless otherwise provided in the proxy, and in no event after seven years of the date of its execution.

Section 10.  Voting of Shares.  Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

Section 11.  List of Stockholders.  A complete list of the stockholders entitled to vote at each meeting of stockholders or any adjournment thereof, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be prepared by the officer or agent of the corporation having charge of the stock transfer books.  Such list shall be produced at the time and place of the meeting during the whole time thereof, and be subject to the inspection of any stockholder.  Such list shall be prima facie evidence as to who are the stockholders entitled to examine the list and to vote at the meeting.

Section 12.  Reimbursement of Certain Stockholder Expenses.  The board of directors shall cause the Company to reimburse a stockholder or group of stockholders (together, the “Nominator”) for reasonable expenses (“Expenses”) incurred in connection with nominating one or more candidates in a contested election of directors to the Company’s board of directors, including, without limitation, printing, mailing, legal, solicitation, travel, advertising and public relations expenses, so long as (a) one or more candidates nominated by the Nominator are elected to the board of directors, (b) stockholders are not permitted to cumulate their votes for directors, (c) the election occurred concurrent with or after this bylaw’s adoption, and (d) doing so would not cause the directors to violate their fiduciary duties to the Company. The amount paid to a Nominator under this bylaw in respect of a contested election shall not exceed the amount expended by the Company in connection with such election.
Article III - Board of Directors
Section l.  General Powers.  The business and affairs of the corporation shall be managed by its board of directors.

Section 2.  Number, Tenure and Qualifications.  The number of directors of the corporation shall be 7.  Each director shall hold office until the annual meeting of stockholders next following his election and until his successor is elected and qualified, or until his death, resignation or removal if that should sooner occur.

Section 3.  Vacancies. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of stockholders called for the purpose or, in the event such vacancy is not so filled by the stockholders, by appointment by a majority vote of the directors then in office, though less than a quorum. A director appointed to fill a vacancy shall serve until the annual meeting of stockholders next following his election and until his successor is elected and qualified, or until his death, resignation or removal if that should sooner occur.

Section 4.  Regular Meetings.  The board of directors may from time to time provide by resolution the time and place, either within or without the State of Nevada, for the holding of regular meetings of the board of directors.  Such regular meetings may be held without other notice than such resolution.

Section 5.  Special Meetings.  Special meetings of the board of directors may be called by or at the request of the chairman or the president or of the secretary or any one of the directors.  The person or persons calling such meeting may fix any time or place for holding any special meeting of the board of directors called by them.

Section 6.  Notice of Meeting.  Notice of any special meeting shall be given at least 72 hours prior thereto by written notice delivered personally or mailed to each director at the address designated by him for that purpose or, if none is designated, at his last known address or by telegram.  If mailed, such notice shall be deemed to be delivered when deposited so addressed in a post office or official depository under the exclusive care and custody of the United States Postal Service, with postage thereon prepaid.

Section 7.  Waiver of Notice by Directors.  Whenever any notice whatever is required to be given to any director of the corporation under the provisions of these bylaws or under the provisions of the articles of incorporation or under the provisions of any statute, a waiver thereof, in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice.  The attendance of a director at a meeting shall constitute a Waiver of Notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 8.  Quorum.  A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the board of directors; but though less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 9.  Presence by Means of Telephone.  A director shall be deemed to be present in person at a meeting of the directors if he participates in the meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Section 10.  Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute.

Section 11.  Action by Directors Without a Meeting.  Any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if, before or after the action, all members of the board or of the committee, as the case may be, shall have signed a written consent.  Any such written consents shall be filed with the minutes of the proceedings of the board or the committee.

Section 12.  Compensation.  The board of directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee.

Section 13.  Presumption of Assent.  A director of the corporation who is present at a meeting of the board of directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

Section 14.  Committees.  The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  The board of directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any such committee, or to designate additional committees.  The board of directors shall have the power to appoint employees of the corporation who are not members of the board of directors to serve as advisory, non-voting consultants to any such committees.  Any committee, to the extent provided in the resolutions of the board creating such committee and subject to the limitations provided by statute, shall have and may exercise the powers of the whole board of directors in the management of the business and affairs of the corporation.

Section 15.  Dividends.  Subject always to the provisions of law and the articles of incorporation, the board of directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to stockholders; the division of the whole or any part of such funds of the corporation shall rest wholly within the lawful discretion of the board of directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and the board of directors may fix a sum which may be set aside or reserved over and above the capital paid in of the corporation as working capital for the corporation or as a reserve for any proper purpose, and from time to time may increase, diminish, and vary the same in its absolute judgment and discretion.
Article IV - Officers
Section l.  Number.  The board of directors, as soon as practicable after the election thereof held in each year, shall elect a president, a secretary and a treasurer, and from time to time may elect one or more vice presidents and such assistant secretaries, assistant treasurers and such other officers, agents and employees as it may deem proper.  All offices may be held by the same person.

Section 2.  Election and Term of Office.  Each officer shall hold office for the term for which he was elected and until his successor shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3.  Removal.  Any officer or agent elected or appointed by the board of directors may be removed by the board of directors, whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment shall not of itself create contract rights.

Section 4.  Vacancies.  A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise shall be filled by the board of directors for the unexpired portion of the term.

Section 5.  Chairman.  The chairman shall preside at all meetings of the stockholders and the board of directors, and such other duties as may be prescribed by the board of directors from time to time.

Section 6.  President.  The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation.  He shall, in the absence of the chairman, preside at meetings of the stockholders and board of directors.  He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws or some other law to be otherwise signed or executed, and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

Section 7.  Vice President.  In the absence of the president, or in the event of his death or inability to act, the vice president, if any, or if more than one, then in the order designated by the board of directors, shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

Section 8.  Secretary.  The secretary shall:
(a)	Keep the minutes of the stockholders’ and the board of directors’ meetings in one or more books provided for that purpose;
(b)	See that all notices are duly given in accordance with the provisions of these bylaws or as required by law;
(c)	Be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized;

(d)	Keep a register of the post office address of each stockholder;
(e)	Sign with the president or a vice president certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors;
(f)	Have general charge of the stock transfer books of the corporation; and
(g)	In general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.
Section 9.  Treasurer.  If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.  The treasurer shall:
(a)	Have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these bylaws; and
(b)	In general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors.
Section 10.  Salaries.  The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

Section 11.  Officer Reimbursement.  Each officer by accepting his office agrees that any payments made to him by the corporation such as a salary, commission, bonus, interest, or rent, or travel, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance.  It shall be the duty of the directors, as a board, to enforce payment of each such amount disallowed.  In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

Section 12.  Conflicts of Interest.  In the event an officer holds another office or possesses property which gives rise, directly or indirectly, to duties or interests that conflict with such officer’s duties or interests as an officer of the corporation, such officer shall disclose such conflict in writing to the board of directors.
Article V - Certificates For Shares And Their Transfer
Section 1.  Certificates for Shares.  Subject to the requirements of law, certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors.  Such certificates shall be signed by the president or a vice president and by the secretary.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.  All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

Section 2.  Facsimile Signatures.  If a transfer agent or registrar is appointed and countersigns certificates representing shares of the corporation, the signatures of the officers of the corporation on such certificates may be facsimiles.
Article VI – Indemnification
Section 1.  Indemnification of Directors and Officers:  Claims by Third Parties.  The corporation shall, to the fullest extent authorized by the Nevada Revised Statutes, indemnify a director or officer (the “Indemnitee”) who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the Indemnitee either is not liable pursuant to Nevada Revised Statutes Section 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its stockholders, and with respect to a criminal action or proceeding, if the Indemnitee had no reasonable cause to believe his or her conduct was unlawful.  The termination of an action, suit or proceeding by judgment, order, settlement, conviction or upon a plea nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its stockholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.  Except as so ordered by a court and for advancement of expenses pursuant to this Article VI, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action.  Notwithstanding anything to the contrary contained in these bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

Section 2.  Indemnification of Directors and Officers:  Claims Brought by or in the Right of the Corporation.  The corporation shall, to the fullest extent authorized by the Nevada Revised Statutes, indemnify an Indemnitee who was or is a party to or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including actual and reasonable attorneys’ fees, and amounts paid in settlement incurred by the person in connection with the action or suit, if the Indemnitee either is not liable pursuant to Nevada Revised Statutes Section 78.138 or acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its stockholders.  However, indemnification shall not be made for a claim, issue or matter in which the Indemnitee has been found liable to the corporation unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for the expenses which the court considered proper.  Except as so ordered by a court and for advancement of expenses pursuant to this Article VI, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action.  Notwithstanding anything to the contrary contained in these bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

Section 3.  Advancement of Expenses.  Expenses incurred in defending a civil or criminal action, suit or proceeding described in Article VI Sections 1 or 2 may be paid by the corporation, after request by the Indemnitee in advance of the final disposition of the action, suit or proceeding upon: (i) receipt of a written affirmation from the person seeking advancement of expenses of his or her good-faith belief that he or she has met the standard of conduct set forth in Section 1 or 2, as applicable, (ii) receipt of an undertaking by or on behalf of the Indemnitee to repay the expenses if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the corporation, and (iii) a determination that the facts then known to those making the determination would not preclude indemnification.  This determination shall be made in the manner specified in Section 4.

Section 4.  Approval of Indemnification.  An indemnification under Article VI Sections 1 or 2, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard or conduct set forth in Sections 1 and 2.  This determination shall be made in one of the following ways, as designated by the Indemnitee in his or her sole discretion:
(a)	By a majority vote of a quorum of the board consisting of directors who were not parties to the action, suit or proceeding;
(b)	If a majority vote of a quorum of the board consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or
(c)	By the stockholders.

Upon written request by the Indemnitee for indemnification (which request shall designate a method of determination described above), the corporation shall, at its expense, take all actions necessary to make the determination (utilizing the method of determination designated by the Indemnitee) as expeditiously as possible but within not later than One Hundred Eighty (180) days (or at the next stockholders’ meeting if that method is designated) after such request.  The Indemnitee shall have the right to petition a court of appropriate jurisdiction:  (i) to make the determination, if the corporation fails to do so within the time allotted; or (ii) to review the determination, if the determination denies indemnification in whole or in part.

Section 5.  Indemnification - Definitions, Other Provisions.  The other and further provisions affecting indemnification of directors and officers which are set forth in Section 78.7502 of the Nevada Revised Statutes, including any definitions and right to partial indemnification, shall be applicable to this Article VI.

Section 6.  Contract with the Corporation.  The provisions of this Article VI shall be deemed to be a contract between the corporation and each director or officer who serves in any such capacity at any time while this Article VI and the relevant provisions of the Nevada Revised Statutes, are in effect, and any repeal or modification of any such law or of this Article VI shall not affect any rights or obligations then existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.  In the event this Article is repealed or modified, the corporation shall give written notice thereof to the directors and officers and any such repeal or modification shall not be effective for a period of 60 days after such notice is delivered.

Section 7.  Indemnification of Employees and Agents.  Any person who is not covered by the foregoing provisions of this Article VI and who is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

Section 8.  Other Rights of Indemnification.  The indemnification provided or permitted by this Article VI shall not be deemed exclusive of any other rights to which those who shall or may be indemnified may be entitled by law, separate agreement or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 9.  Liability Insurance.  The corporation shall have the power to purchase and maintain insurance (including insurance issued by an affiliated insurer and insurance for which premiums may be adjusted retroactively, in whole or in part, based upon claims experience, or similar arrangements and may also create a trust fund or other form of funded arrangement) on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s status as such, regardless of whether the corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

Section 10.  Amendment.  Notwithstanding any other provision of these bylaws relating to their amendment generally, any repeal or amendment of this Article VI which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these bylaws (including, without limitation, Article VII), no repeal or amendment of these bylaws shall affect any or all of this Article VI so as to limit or reduce the indemnification in any manner unless adopted by (i) the unanimous vote of the directors of the corporation then serving, or (ii) by the shareholders as set forth in Article VII; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.
Article VII – Amendments
Section 1.  Amendment.  These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors when such power is conferred upon the board of directors by the articles of incorporation or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.  If the power to adopt, amend or repeal bylaws is conferred upon the board of directors by the articles of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

Article VIII – Disclosure of Interests of Directors
Section 1.  Notice of Conflict.  If any director has a direct or indirect interest in an existing or proposed contract or transaction of the corporation or holds any office or possesses any property which gives rise, directly or indirectly, to an interest that might conflict with such director’s duty or interest as a director of the corporation, the director shall disclose the conflict in writing to the board of directors.

Section 2.  Voting. In the event a director has a conflict described by Article VIII, Section 1, such director shall not have the power to vote regarding such transaction, except for with respect to the following transactions:
•
a contract or transaction relating to a loan to the corporation, where a director or a corporation or other entity in which a director has an interest has guaranteed the repayment of any part of the loan;

•	a contract or transaction for the benefit of a holding company or subsidiary corporation of which a director is a director or officer;
•	a contract by director to subscribe for or underwrite shares or debentures to be issued by the corporation or a subsidiary of the corporation;
•	a contract, arrangement or transaction in which all directors have an interest;
•	determining the compensation of the directors;
•	purchasing and maintaining insurance for liabilities incurred by the directors in their capacity as such;
•	the indemnification of a director by the corporation.
    Section 3.  Other Services to the Corporation.  A director may serve as an officer or otherwise be positioned to profit from the corporation on such terms as the other directors may determine.  No person shall be disqualified from the position of director as a result of contracting with the corporation.  No contract or transaction of the corporation shall be void solely by reason of a director’s interest therein.  A director or an entity affiliated with a director may provide professional services to the corporation and receive reasonable compensation for such services.  Notwithstanding any contrary provision in these bylaws, no director may serve as an auditor of or provide audit services to the corporation.

Section 4.  Services to Other Entities.   A director may hold a position with another business entity, including but not limited to director, officer or employee, in which the corporation has an interest, and such director shall not be liable to the corporation for compensation or other benefits received as a result of such a position, unless the stockholders direct otherwise.

SCIO DIAMOND TECHNOLOGY CORPORATION ATTN: JONATHAN PFOHL 411 UNIVERSITY RIDGE, SUITE D GREENVILLE, SC 29601

VOTE BY MAIL Mark, sign and date your proxy card and return it in a postage-paid envelope we have provided.

VOTE BY EMAIL OR FAX Mark, sign and date your proxy card and scan it (both sides) and email it to Rico@empirestock.com or fax it (both sides) to (702) 818-5898.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

SCIO DIAMOND TECHNOLOGY CORPORATION					To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:					______________________________
		For All	Withhold All	For All Except
1.	To elect seven directors to serve on the Company's Board of Directors until the 2015 Annual Meeting of Stockholders:	☐	☐	☐

Nominees:
01) James A. Korn
02) Karl V. Leaverton
03) Bruce M. Likly
04) Gerald A. McGuire
05) Bernard M. McPheely
06) Lewis T. Smoak
07) Benjamin Wolkowitz

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6:
For	Against	Abstain
2.	To approve the amendment and restatement of the Company’s Bylaws	☐	☐	☐

For	Against	Abstain
3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers	☐	☐	☐

1 Yr	2 Yrs	3 Yrs	Abstain
4.	To approve, on an advisory basis, the frequency of holding a future advisory vote on executive compensation	☐	☐	☐	☐

For	Against	Abstain
5.	To ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accountant for the fiscal year ending March 31, 2015	☐	☐	☐

NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS OF THE COMPANY, FOR PROPOSALS 2, 3 AND 5, AND FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE OPTION OF “EVERY YEAR” FOR HOLDING A FUTURE ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND ACCORDING TO THE JUDGMENT OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER THAT MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Print Name		Print Name (Joint Owners)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.sciodiamond.com.

SCIO DIAMOND TECHNOLOGY CORPORATION
Proxy for the Annual Meeting of Stockholders, October 29, 2014.

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on
 October 29, 2014, at 4:00 p.m. Eastern time, at
the Triple Tree Aerodrome, 330 Mary Hanna Road, Woodruff, SC 29833

The undersigned, revoking all prior Proxies, hereby appoints Gerald McGuire and Jonathan Pfohl, and each of them, with full power of substitution in each, the Proxies of the undersigned to represent the undersigned and vote all Common Shares of the undersigned in Scio Diamond Technology Corporation at the Annual Meeting of Stockholders to be held on October 29, 2014, and any adjournments or postponements thereof upon the matters stated on the reverse side and in the manner designated on the reverse side of this card.

Your vote is important.  You may vote your proxy in accordance with the instructions on the reverse side.  If you do not submit a proxy or attend the meeting and vote in person, shares that you own directly cannot be voted.

Important Notice Regarding Availability of Proxy Materials

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement.  The Notice of Annual Meeting of Stockholders and Proxy Statement, 2014 Annual Report on Form 10-K of Scio Diamond Technology Corporation, and form of proxy for the Annual Meeting are also available, without charge, at www.sciodiamond.com, or from the SEC’s website at www.sec.gov.  You also may request a copy of these materials, without charge, by sending an email to investorrelations@sciodiamond.com.  Please make your request no later than October 21, 2014 to facilitate timely delivery.  If you do not request materials pursuant to the foregoing procedures, you will not otherwise receive an email or electronic copy of the materials.  For meeting directions please call (864) 751-4880.

Continued and to be signed on reverse side